Exhibit 99.1

VPC Impact Acquisition Holdings II Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

CHICAGO, March 3, 2023 — VPC Impact Acquisition Holdings II (NASDAQ: VPCB) (the “Company” or “VPCB”) today announced that it will redeem all of its outstanding Class A ordinary shares (the “public shares”) on March 21, 2023 (the “Redemption”) because the Company will not complete an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association.

Pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, if the Company has not completed an initial business combination by March 9, 2023, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

The per-share redemption price for the public shares is expected to be approximately $10.21 (the “Redemption Amount”). The Redemption Amount will be paid on March 21, 2023 to holders of public shares outstanding at the close of business on March 20, 2023, without any required action on their part. The Company’s warrants will expire in accordance with their terms upon the liquidation of the Company. In accordance with the terms of the related trust agreement, the Company expects to retain interest earned on the funds deposited in the trust account to pay $100,000 of dissolution expenses. All other costs and expenses associated with implementing the Company’s plan of dissolution will be funded from proceeds held outside the trust account.

Following the Redemption, the public shares will no longer be outstanding.

The Company expects that the last day of trading of its units, Class A ordinary share and warrants on NASDAQ will be March 9, 2023, following which, the Company expects that NASDAQ will file a Form 25 with the United States Securities and Exchange Commission to delist its units, Class A ordinary share and warrants. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

The Board of Directors of the Company has recommended and approved that, following the redemption and delisting of the Company’s public shares and distribution of its trust account, the Company, subject to resolution of its Class B shareholders, appoint Mr. Alexander Lawson and Mr. Christopher Kennedy of Alvarez & Marsal Cayman Islands Limited as voluntary liquidators of the Company. The voluntary liquidators’ role will include determining the next steps for liquidating and/or distributing the Company’s remaining assets, including, without limitation, assets to which the Company is entitled under that certain Termination and Fee Agreement that was previously disclosed by the Company by a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2022. The proposed voluntary liquidators are wholly independent of the Company’s existing management, its board of directors and its Sponsor.

About VPC Impact Acquisition Holdings II

VPC Impact Acquisition Holdings II is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s sponsor is an affiliate of Victory Park Capital, a leading global alternative investment firm specializing in private credit.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the redemption of public shares. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2022 and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2022, August 11, 2022 and November 10, 2022, and as those may be further amended and/or supplemented in subsequent filings with the Securities and Exchange Commission. Copies of such filings are available on the website of the Securities and Exchange Commission, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this report, except as required by law.

Media Contact

Julia Fisher, Edelman Smithfield

Julia.Fisher@edelmansmithfield.com

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